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                                                                   EXHIBIT 23(D)

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4) and related Prospectus of Prudential plc for the registration of Prudential plc ordinary shares and to the incorporation by reference therein of our report dated February 18, 2000 with respect to the consolidated financial statements and schedules of American General Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Houston, Texas
March 26, 2001